SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 21, 1993
(To Prospectus dated August 31, 1993)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 1993-12

                                -----------------

         The Class PO Certificates

         o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated December 21, 1993, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 31, 1993. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $2,062,029.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 813 Mortgage Loans having an aggregate Stated Principal Balance of approximately $222,312,331.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                  813
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.37%
         60-90 days..............................................................                 0.12%
         91 days or more (excluding pending foreclosures)........................                 0.25%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.74%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 0.74%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                            At            At
                                                              At February 28(29),                       December 31,    June 30,
                                           ---------------------------------------------------------    -----------   -----------
                                                1998            1999            2000          2001          2001          2002
                                           ---------------------------------------------------------    -----------   -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days........................        1.08%           1.03%          1.36%          1.61%          1.89%         1.85%
        60-89 days........................        0.16            0.18           0.22           0.28           0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........        0.16            0.12           0.16           0.14           0.23          0.28
                                           -----------     -----------    -----------    -----------    -----------   -----------
            Total of delinquencies                1.40%           1.32%          1.75%          2.03%          2.51%         2.53%
                                           ===========     ===========    ===========    ===========    ===========   ===========
   Foreclosures pending...................        0.17%           0.14%          0.16%          0.27%          0.31%         0.28%
                                           ===========     ===========    ===========    ===========    ===========   ===========
   Total delinquencies and
       foreclosures pending...............        1.57%           1.46%          1.91%          2.30%          2.82%         2.81%
                                           ===========     ===========    ===========    ===========    ===========   ===========

   Net Gains/(Losses) on
       liquidated loans(1)................ $(2,662,000)    $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)  $(3,054,092)

   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............      (0.024)%        (0.018)%       (0.017)%       (0.014)%       (0.022)%      (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............      (0.027)%        (0.021)%       (0.017)%       (0.015)%       (0.023)%      (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $2,062,029, evidencing a beneficial ownership interest of approximately 0.93% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $203,124,164 and evidenced in the aggregate a beneficial ownership interest of approximately 91.37% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,188,168, and evidenced in the aggregate a beneficial ownership interest of approximately 8.63% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions


         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $2,062,029 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 88.0%.


                                        Sensitivity of the Principal Only Certificates to Prepayments
                                                         (Pre-tax Yields to Maturity)

                                                                     SPA Prepayment Assumption
                                                       ------------------------------------------------------
        Class                                             0%         150%       350%        500%       600%
        -----                                          -------     -------    --------    -------     -------
        Class PO..................................       1.0%        1.9%       3.6%        5.2%       6.3%


         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underling Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                        Class PO
                                               SPA Prepayment Assumption
                                    --------------------------------------------
          Distribution Date         0%       150%        350%      500%     600%
          -----------------         --       ----        ----      ----     ----
Initial Percent................... 100        100        100       100      100
October 15, 2002                    46        46          45        45       44
October 25, 2003                    45        41          35        31       28
October 25, 2004                    44        36          27        21       17
October 25, 2005                    42        31          20        14       11
October 25, 2006                    41        28          16        9        7
October 25, 2007                    39        24          12        6        4
October 25, 2008                    37        21          9         4        2
October 25, 2009                    36        18          7         3        2
October 25, 2010                    34        16          5         2        1
October 25, 2011                    32        13          4         1        1
October 25, 2012                    30        11          3         1        0
October 25, 2013                    27        10          2         1        0
October 25, 2014                    25         8          1         0        0
October 25, 2015                    22         7          1         0        0
October 25, 2016                    20         5          1         0        0
October 25, 2017                    17         4          0         0        0
October 25, 2018                    14         3          0         0        0
October 25, 2019                    11         2          0         0        0
October 25, 2020                    9          2          0         0        0
October 25, 2021                    6          1          0         0        0
October 25, 2022                    3          0          0         0        0
October 25, 2023                    0          0          0         0        0
Weighted Average Life (years) **  12.10      6.70        3.70      2.62     2.16

------------------
*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,032,659 and $0 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1993-12


                                    Current Mortgage Rates of the Mortgage Loans (1)
----------------------------------------------------------------------------------------------------------------
              Current                      Number of            Aggregate Principal               Percent of
         Mortgage Rate (%)              Mortgage Loans        Balance Outstanding ($)          Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------------
               6.250                             6                     2,047,233.27                 0.92
               6.750                           358                    97,612,448.77                43.91
               6.875                           165                    44,227,253.84                19.89
               7.000                            64                    17,913,560.90                 8.06
               7.125                            76                    21,651,013.57                 9.74
               7.250                            91                    25,033,729.27                11.26
               7.375                            24                     6,149,819.07                 2.77
               7.500                            16                     4,574,498.30                 2.06
               7.625                             3                       772,906.00                 0.35
               7.750                             4                       800,207.27                 0.36
               7.875                             6                     1,529,660.92                 0.69
----------------------------------------------------------------------------------------------------------------
Total                                          813                   222,312,331.18               100.00
================================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.930% per annum.


                                       Current Mortgage Loan Principal Balances (1)
----------------------------------------------------------------------------------------------------------------
         Current Mortgage                  Number of             Aggregate Principal              Percent of
         Loan Balance ($)               Mortgage Loans         Balance Outstanding ($)         Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------------
         50,000.01 to 100,000.00                10                      849,201.28                    0.38
        100,000.01 to 150,000.00                23                    2,960,728.06                    1.33
        150,000.01 to 200,000.00               132                   24,451,577.40                   11.00
        200,000.01 to 250,000.00               263                   58,525,575.96                   26.33
        250,000.01 to 300,000.00               145                   39,528,970.01                   17.78
        300,000.01 to 350,000.00                89                   28,788,628.23                   12.95
        350,000.01 to 400,000.00                64                   23,876,469.33                   10.74
        400,000.01 to 450,000.00                35                   15,011,716.29                    6.75
        450,000.01 to 500,000.00                18                    8,553,940.03                    3.85
        500,000.01 to 550,000.00                17                    8,866,707.12                    3.99
        550,000.01 to 600,000.00                 9                    5,092,787.60                    2.29
        600,000.01 to 650,000.00                 2                    1,254,565.83                    0.56
        650,000.01 to 700,000.00                 1                      659,454.22                    0.30
        750,000.01 to 800,000.00                 5                    3,892,009.82                    1.75
----------------------------------------------------------------------------------------------------------------
Total                                          813                  222,312,331.18                  100.00
================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $273,447.


                             Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
-----------------------------------------------------------------------------------------------------------------
      Original Loan-to-Value               Number of          Aggregate Principal Balance          Percent of
             Ratio (%)                  Mortgage Loans              Outstanding ($)             Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------
   50.00 or Less                                62                      18,464,903.02                   8.31
   50.01 to 55.00                               25                       6,463,523.46                   2.91
   55.01 to 60.00                               48                      13,862,677.56                   6.24
   60.01 to 65.00                               72                      19,478,138.54                   8.76
   65.01 to 70.00                              112                      31,356,735.03                  14.10
   70.01 to 75.00                              122                      35,612,368.12                  16.02
   75.01 to 80.00                              279                      76,059,763.89                  34.21
   80.01 to 85.00                                9                       2,312,115.82                   1.04
   85.01 to 90.00                               84                      18,702,105.74                   8.41
-----------------------------------------------------------------------------------------------------------------
   Total                                       813                     222,312,331.18                 100.00
=================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.78%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                                     State Distribution of the Mortgaged Properties (1)
-------------------------------------------------------------------------------------------------------------------
    State Distribution of               Number of            Aggregate Principal Balance            Percent of
     Mortgaged Properties             Mortgage Loans               Outstanding ($)              Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------
   Alabama                                     2                          442,929.79                       0.20
   Arizona                                    10                        2,711,968.39                       1.22
   California                                533                      149,260,066.14                      67.14
   Colorado                                   14                        3,215,044.19                       1.45
   Connecticut                                 8                        2,192,058.42                       0.99
   District of Columbia                        3                          782,056.36                       0.35
   Florida                                    18                        4,519,033.10                       2.03
   Georgia                                    15                        3,387,518.69                       1.52
   Hawaii                                     19                        6,253,819.92                       2.81
   Idaho                                       3                          942,154.98                       0.42
   Illinois                                    8                        2,054,826.83                       0.92
   Indiana                                     4                        1,360,975.40                       0.61
   Kentucky                                    1                          102,081.92                       0.05
   Louisiana                                   1                          223,000.63                       0.10
   Maryland                                   12                        2,694,042.08                       1.21
   Massachusetts                              18                        4,588,932.95                       2.06
   Michigan                                    2                          643,212.73                       0.29
   Minnesota                                   2                          379,248.38                       0.17
   Missouri                                    2                          662,006.67                       0.30
   Nebraska                                    1                          245,222.79                       0.11
   Nevada                                      5                        1,476,968.74                       0.66
   New Jersey                                 14                        3,137,706.41                       1.41
   New Mexico                                  2                          695,533.56                       0.31
   New York                                   20                        5,733,597.14                       2.58
   North Carolina                              8                        2,151,376.99                       0.97
   Ohio                                        5                        1,476,072.89                       0.66
   Oregon                                     11                        2,659,767.31                       1.20
   Pennsylvania                               13                        3,605,519.57                       1.62
   Tennessee                                   2                          629,283.33                       0.28
   Texas                                      19                        4,231,086.21                       1.90
   Utah                                        1                          277,788.71                       0.12
   Virginia                                   12                        3,153,084.48                       1.42
   Washington                                 24                        6,222,016.43                       2.80
   Wisconsin                                   1                          202,329.05                       0.09
-------------------------------------------------------------------------------------------------------------------
   Total
                                             813                      222,312,331.18                     100.00
===================================================================================================================

(1) As of the Reference Date, no more than approximately 1.81% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                     Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
        Type of Program                  Number of                Aggregate Principal               Percent of
                                       Mortgage Loans           Balance Outstanding ($)          Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
Full                                          356                       99,247,596.36                     44.64
Alternative                                   414                      114,430,514.11                     51.47
Reduced                                        27                        5,017,136.43                      2.26
Streamlined                                    16                        3,617,084.28                      1.63
------------------------------------------------------------------------------------------------------------------
   Total                                      813                      222,312,331.18                    100.00
==================================================================================================================




                                             Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
         Property Type                    Number of               Aggregate Principal                Percent of
                                       Mortgage Loans           Balance Outstanding ($)          Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                         667                   181,993,792.78                   81.86
Low-rise Condominium                             15                     4,402,803.08                    1.98
Planned Unit Development                        131                    35,915,735.32                   16.16
-------------------------------------------------------------------------------------------------------------------
Total                                           813                   222,312,331.18                  100.00
===================================================================================================================


                                             Purposes of the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------
                                          Number of                Aggregate Principal               Percent of
          Loan Purpose                  Mortgage Loans           Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------
Purchase                                        286                     76,302,798.20                  34.32
Refinance (rate/term)                           442                    123,397,401.32                  55.51
Refinance (cash out)                             85                     22,612,131.66                  10.17
-------------------------------------------------------------------------------------------------------------------
Total                                           813                    222,312,331.18                 100.00
===================================================================================================================


                                       Occupancy Types of the Mortgage Loans (1)
-----------------------------------------------------------------------------------------------------------------
        Occupancy Type                   Number of                Aggregate Principal               Percent of
                                      Mortgage Loans            Balance Outstanding ($)         Mortgage Pool (%)
-----------------------------------------------------------------------------------------------------------------
Owner Occupied                               804                       219,515,377.70                 98.74
Secondary Residence                            9                         2,796,953.48                  1.26
-----------------------------------------------------------------------------------------------------------------
Total                                        813                       222,312,331.18                100.00
=================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


                                 Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------------
      Remaining Term to                  Number of                Aggregate Principal               Percent of
      Maturity (months)               Mortgage Loans            Balance Outstanding ($)         Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------------
              131                              1                           67,174.31                   0.03
              132                              1                          376,147.05                   0.17
              251                              2                          468,947.52                   0.21
              252                             43                       11,438,776.42                   5.15
              253                            136                       37,457,450.73                  16.85
              254                            385                      103,631,398.73                  46.62
              255                            242                       67,841,832.38                  30.52
              256                              3                        1,030,604.04                   0.46
------------------------------------------------------------------------------------------------------------------------
Total                                        813                      222,312,331.18                 100.00
========================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 254 months.

                                                                       EXHIBIT 2

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12


                                              Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------------
                                  Certificate                        Pass
                      Class          Rate          Beginning       Through        Principal       Interest         Total
Class    Cusip     Description       Type           Balance        Rate (%)     Distribution    Distribution   Distribution
-------------------------------------------------------------------------------------------------------------------------------
A1      126690LD6      Senior     Fix-30/360             0.00     5.500000             0.00           0.00             0.00
A2      126690LE4      Senior     Fix-30/360             0.00     6.000000             0.00           0.00             0.00
A3      126690LF1      Senior     Fix-30/360             0.00     6.000000             0.00           0.00             0.00
A4      126690LG9      Senior     Fix-30/360             0.00     5.850000             0.00           0.00             0.00
A5      126690LH7      Senior     Fix-30/360             0.00     6.000000             0.00           0.00             0.00
A6      126690LJ3      Senior     Fix-30/360     4,716,765.22     6.300000     4,716,765.22      24,763.02     4,741,528.24
A7      126690LK0      Senior     Fix-30/360    81,405,000.00     6.450000     6,071,737.00     437,551.87     6,509,288.87
A8      126690LL8      Senior     Fix-30/360     6,643,715.43     9.000000     1,092,843.23      49,827.87     1,142,671.10
A9      126690LM6      Senior     Fix-30/360    54,627,000.00     6.625000             0.00     301,586.56       301,586.56
A10     126690LN4      Senior     Fix-30/360    41,715,000.00     6.625000             0.00     230,301.56       230,301.56
A11     126690LP9      Senior     Fix-30/360    23,836,000.00     6.625000             0.00     131,594.58       131,594.58
PO      126690LQ7      StripPO    Fix-30/360     2,158,705.99     0.000000        96,676.45           0.00        96,676.45
X       126690LR5      StripIO    Fix-30/360    84,775,528.06     0.319341             0.00      22,560.28        22,560.28
AR      126690LS3      Senior     Fix-30/360             0.00     6.625000             0.00           0.00        0.00 0.00

-------------------------------------------------------------------------------------------------------------------------------

M       126690LX2     Mezzanine   Fix-30/360     6,096,812.95     6.625000       269,745.07      33,659.49       303,404.56
B1                                               6,841,446.00     6.625000       302,690.34      37,770.48       340,460.82
B1-1    126690LT1      Junior     Fix-30/360     5,473,245.17     6.625000       242,156.18      30,216.87       272,373.05
B1-2    126690LT1      Junior     Fix-30/360     1,368,200.83     6.625000        60,534.16       7,553.61        68,087.77
B2      126690LU8      Junior     Fix-30/360     1,524,079.69     6.625000        67,430.80       8,414.19        75,844.99
B3                                                       0.00     0.000000             0.00           0.00             0.00
B3-1    126690LV6      Junior     Fix-30/360             0.00     6.625000             0.00           0.00             0.00
B3-2    126690LV6      Junior     Fix-30/360             0.00     6.625000             0.00           0.00             0.00
B3-3    126690LV6      Junior     Fix-30/360             0.00     6.625000             0.00           0.00             0.00
B4      126690LW4      Junior     Fix-30/360       964,093.49     6.625000        42,654.99       5,322.60        47,977.58
B5      126690PB6      Junior     Fix-30/360     2,313,824.66     6.625000       102,371.98      12,774.24       115,146.22
B6      126690PC4      Junior     Fix-30/360     1,156,912.33     6.625000        51,185.99       6,387.12        57,573.11
B7      126609PD2      Junior     Fix-30/360     1,179,253.00     6.625000        52,174.42       6,510.46        58,684.88
-------------------------------------------------------------------------------------------------------------------------------
Totals                                         235,178,608.79                 12,866,275.49   1,309,024.32    14,175,299.80
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------
         Current                       Cumulative
        Realized        Ending           Realized
Class    Losses         Balance           Losses
-------------------------------------------------
A1        0.00               0.00           0.00
A2        0.00               0.00           0.00
A3        0.00               0.00           0.00
A4        0.00               0.00           0.00
A5        0.00               0.00           0.00
A6        0.00               0.00           0.00
A7        0.00      75,333,263.00           0.00
A8        0.00       5,550,872.20           0.00
A9        0.00      54,627,000.00           0.00
A10       0.00      41,715,000.00           0.00
A11       0.00      23,836,000.00           0.00
PO        0.00       2,062,029.54           0.00
X         0.00      78,425,395.30           0.00
AR        0.00               0.00           0.00

-------------------------------------------------

M         0.00       5,827,067.88           0.00
B1        0.00       6,538,755.68           0.00
B1-1      0.00       5,231,089.00           0.00
B1-2      0.00       1,307,666.68           0.00
B2        0.00       1,456,648.89           0.00
B3        0.00               0.00           0.00
B3-1      0.00               0.00           0.00
B3-2      0.00               0.00           0.00
B3-3      0.00               0.00           0.00
B4        0.00         921,438.51           0.00
B5        0.00       2,211,452.68           0.00
B6        0.00       1,105,726.37           0.00
B7        0.00       1,127,078.58     202,435.94
-------------------------------------------------
Totals    0.00     222,312,333.33     202,435.94
--------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12


                                          Principal Distribution Detail
--------------------------------------------------------------------------------------------------------------------
                   Original       Beginning      Scheduled                 Unscheduled        Net          Current
                 Certificate     Certificate     Principal     Accretion    Principal      Principal      Realized
Class  Cusip       Balance         Balance     Distribution    Principal   Adjustments    Distribution     Losses
--------------------------------------------------------------------------------------------------------------------
A1   126690LD6   84,246,000.00           0.00           0.00      0.00          0.00               0.00      0.00
A2   126690LE4   39,729,000.00           0.00           0.00      0.00          0.00               0.00      0.00
A3   126690LF1   25,024,000.00           0.00           0.00      0.00          0.00               0.00      0.00
A4   126690LG9   19,864,000.00           0.00           0.00      0.00          0.00               0.00      0.00
A5   126690LH7   47,274,000.00           0.00           0.00      0.00          0.00               0.00      0.00
A6   126690LJ3   55,915,000.00   4,716,765.22   4,716,765.22      0.00          0.00       4,716,765.22      0.00
A7   126690LK0   81,405,000.00  81,405,000.00   6,071,737.00      0.00          0.00       6,071,737.00      0.00
A8   126690LL8   89,518,516.00   6,643,715.43   1,092,843.23      0.00          0.00       1,092,843.23      0.00
A9   126690LM6   54,627,000.00  54,627,000.00           0.00      0.00          0.00               0.00      0.00
A10  126690LN4   41,715,000.00  41,715,000.00           0.00      0.00          0.00               0.00      0.00
A11  126690LP9   23,836,000.00  23,836,000.00           0.00      0.00          0.00               0.00      0.00
PO   126690LQ7    4,458,588.00   2,158,705.99      96,676.45      0.00          0.00          96,676.45      0.00
X    126690LR5  279,944,151.15  84,775,528.06           0.00      0.00          0.00               0.00      0.00
AR   126690LS3        1,000.00           0.00           0.00      0.00          0.00               0.00      0.00

---------------------------------------------------------------------------------------------------------------------

M    126690LX2   8,911,594.00    6,096,812.95     269,745.07      0.00          0.00         269,745.07      0.00
B1              10,000,000.00    6,841,446.00     302,690.34      0.00          0.00         302,690.34      0.00
B1-1 126690LT1   8,000,137.00    5,473,245.17     242,156.18      0.00          0.00         242,156.18      0.00
B1-2 126690LT1   1,999,863.00    1,368,200.83      60,534.16      0.00          0.00          60,534.16      0.00
B2   126690LU8   2,227,707.00    1,524,079.69      67,430.80      0.00          0.00          67,430.80      0.00
B3               1,415,587.00            0.00           0.00      0.00          0.00               0.00      0.00
B3-1 126690LV6   1,061,691.00            0.00           0.00      0.00          0.00               0.00      0.00
B3-2 126690LV6     265,422.00            0.00           0.00      0.00          0.00               0.00      0.00
B3-3 126690LV6      88,474.00            0.00           0.00      0.00          0.00               0.00      0.00
B4   126690LW4   1,409,190.00      964,093.49      42,654.99      0.00          0.00          42,654.99      0.00
B5   126690PB6   3,594,394.00    2,313,824.66     102,371.98      0.00          0.00         102,371.98      0.00
B6   126690PC4   1,797,197.00    1,156,912.36      51,185.99      0.00          0.00          51,185.99      0.00
B7   126690PD2   2,096,729.15    1,179,253.00      52,174.42      0.00          0.00          52,174.42      0.00
---------------------------------------------------------------------------------------------------------------------
Totals        599,065,502.15  235,178,608.79  12,866,275.49      0.00          0.00      12,866,275.49      0.00
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------
              Ending              Ending
            Certificate        Certificate
Class         Balance             Factor
---------------------------------------------
A1                  0.00      0.00000000000
A2                  0.00      0.00000000000
A3                  0.00      0.00000000000
A4                  0.00      0.00000000000
A5                  0.00      0.00000000000
A6                  0.00      0.00000000000
A7         75,333,263.00      0.92541321791
A8          5,550,872.20      0.06200809007
A9         54,627,000.00      1.00000000000
A10        41,715,000.00      1.00000000000
A11        23,836,000.00      1.00000000000
PO          2,062,029.54      0.46248487980
X          78,425,395.30      0.28014657559
AR                  0.00      0.00000000000

--------------------------------------------

M           5,827,067.88      0.65387492766
B1          6,538,755.68      0.65387556800
B1-1        5,231,089.00      0.65387492723
B1-2        1,307,666.68      0.65387812820
B2          1,456,648.89      0.65387812972
B3                  0.00      0.00000000000
B3-1                0.00      0.00000000000
B3-2                0.00      0.00000000000
B3-3                0.00      0.00000000000
B4            921,438.51      0.65387811881
B5          2,211,452.68      0.61525049302
B6          1,105,726.37      0.61525050700
B7          1,127,078.58      0.53754133193
--------------------------------------------
Totals    222,312,333.33
--------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12


                                                  Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
        Beginning            Pass          Accrued       Cumulative                  Total        Net        Unscheduled
       Certificate         Through         Optimal         Unpaid     Deferred      Interest   Prepayment     Interest      Interest
Class    Balance           Rate (%)        Interest       Interest    Interest         Due    Int Shortfall  Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
A1              0.00       5.500000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
A2              0.00       6.000000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
A3              0.00       6.000000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
A4              0.00       5.850000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
A5              0.00       6.000000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
A6      4,716,765.22       6.300000        24,763.02         0.00        0.00        24,763.02       0.00        0.00      24,763.02
A7     81,405,000.00       6.450000       437,551.87         0.00        0.00       437,551.87       0.00        0.00     437,551.87
A8      6,643,715.43       9.000000        49,827.87         0.00        0.00        49,827.87       0.00        0.00      49,827.87
A9     54,627,000.00       6.625000       301,586.56         0.00        0.00       301,586.56       0.00        0.00     301,586.56
A10    41,715,000.00       6.625000       230,301.56         0.00        0.00       230,301.56       0.00        0.00     230,301.56
A11    23,836,000.00       6.625000       131,594.58         0.00        0.00       131,594.58       0.00        0.00     131,594.58
PO      2,158,705.99       0.000000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
X      84,775,528.06       0.319341        22,560.28         0.00        0.00        22,560.28       0.00        0.00      22,560.28
AR              0.00       6.625000             0.00         0.00        0.00             0.00       0.00        0.00           0.00

------------------------------------------------------------------------------------------------------------------------------------

M        6,096,812.95      6.625000        33,659.49         0.00        0.00        33,659.49       0.00        0.00      33,659.49
B1       6,841,446.00      6.625000        37,770.48         0.00        0.00        37,770.48       0.00        0.00      37,770.48
B1-1     5,473,245.17      6.625000        30,216.87         0.00        0.00        30,216.87       0.00        0.00      30,216.87
B1-2     1,368,200.83      6.625000         7,553.61         0.00        0.00         7,553.61       0.00        0.00       7,553.61
B2       1,524,079.69      6.625000         8,414.19         0.00        0.00         8,414.19       0.00        0.00       8,414.19
B3               0.00      0.000000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
B3-1             0.00      6.625000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
B3-2             0.00      6.625000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
B3-3             0.00      6.625000             0.00         0.00        0.00             0.00       0.00        0.00           0.00
B4         964,093.49      6.625000         5,322.60         0.00        0.00         5,322.60       0.00        0.00       5,322.60
B5       2,313,824.66      6.625000        12,774.24         0.00        0.00        12,774.24       0.00        0.00      12,774.24
B6       1,156,912.36      6.625000         6,387.12         0.00        0.00         6,387.12       0.00        0.00       6,387.12
B7       1,179,253.00      6.625000         6,510.46         0.00        0.00         6,510.46       0.00        0.00       6,510.46
------------------------------------------------------------------------------------------------------------------------------------
Totals 235,178,608.79                   1,309,024.32         0.00        0.00     1,309,024.32       0.00        0.00   1,309,024.32
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12


                                               Current Payment Information
                                                     Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                              Original          Beginning Cert.                                           Ending Cert.       Pass
                            Certificate            Notional          Principal         Interest            Notional        Through
Class       Cusip             Balance              Balance         Distribution     Distribution            Balance        Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
A1       126690LD6         84,246,000.00          0.000000000       0.000000000       0.000000000         0.000000000      5.500000
A2       126690LE4         39,729,000.00          0.000000000       0.000000000       0.000000000         0.000000000      6.000000
A3       126690LF1         25,024,000.00          0.000000002       0.000000000       0.000000000         0.000000002      6.000000
A4       126690LG9         19,864,000.00          0.000000000       0.000000000       0.000000000         0.000000000      5.850000
A5       126690LH7         47,274,000.00          0.000000000       0.000000000       0.000000000         0.000000000      6.000000
A6       126690LJ3         55,915,000.00         84.355990717      84.355990717       0.442868951         0.000000000      6.300000
A7       126690LK0         81,405,000.00      1,000.000000000      74.586782088       5.375000000       925.413217912      6.450000
A8       126690LL8         89,518,516.00         74.216103321      12.208013253       0.556620775        62.008090068      9.000000
A9       126690LM6         54,627,000.00      1,000.000000000       0.000000000       5.520833333     1,000.000000000      6.625000
A10      126690LN4         41,715,000.00      1,000.000000000       0.000000000       5.520833333     1,000.000000000      6.625000
A11      126690LP9         23,836,000.00      1,000.000000000       0.000000000       5.520833333     1,000.000000000      6.625000
PO       126690LQ7          4,458,588.00        484.168078944      21.683199147       0.000000000       462.484879797      0.000000
X        126690LR5        279,944,151.15        302.830145626       0.000000000       0.080588504       280.146575586      0.319341
AR       126690LS3              1,000.00          0.000000000       0.000000000       0.000000000         0.000000000      6.625000
M        126690LX2          8,911,594.00        684.143931256      30.269003597       3.777044620       653.874927659      6.625000
B1                         10,000,000.00        684.144600000      30.269034000       3.777048000       653.875568000      6.625000
B1-1     126690LT1          8,000,137.00        684.143930809      30.269003577       3.777044618       653.874927233      6.625000
B1-2     126690LT1          1,999,863.00        684.147279957      30.269151755       3.777063108       653.878128202      6.625000
B2       126690LU8          2,227,707.00        684.147281543      30.269151825       3.777063117       653.878129718      6.625000
B3                          1,415,587.00          0.000000000       0.000000000       0.000000000         0.000000000      0.000000
B3-1     126690LV6          1,061,691.00          0.000000000       0.000000000       0.000000000         0.000000000      6.625000
B3-2     126690LV6            265,422.00          0.000000000       0.000000000       0.000000000         0.000000000      6.625000
B3-3     126690LV6             88,474.00          0.000000000       0.000000000       0.000000000         0.000000000      6.625000
B4       126690LW4          1,409,190.00        684.147270132      30.269151321       3.777063054       653.878118812      6.625000
B5       126690PB6          3,594,394.00        643.731504601      28.481011579       3.553934348       615.250493022      6.625000
B6       126690PC4          1,797,197.00        643.731519229      28.481012226       3.553934429       615.250507003      6.625000
B7       126690PD2          2,096,729.15        562.425051764      24.883719839       3.105054973       537.541331926      6.625000
------------------------------------------------------------------------------------------------------------------------------------
Totals                    599,065,502.15        392.575783359      21.477243213       2.185110502       371.098540197
------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12

Pool Level Data
Distribution Date                                                                            9/25/02
Cut-off Date                                                                                12/ 1/93
Determination Date                                                                           9/ 1/02
Accrual Period 30/360                                                      Begin             8/ 1/02
                                                                           End               9/ 1/02
Number of Days in 30/360 Accrual Period                                                           30

----------------------------------------------------------------------------------------------------
                             Collateral Information
----------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                            0.00

Beginning Aggregate Pool Stated Principal Balance                                     235,178,606.75
Ending Aggregate Pool Stated Principal Balance                                        222,312,331.18

Beginning Aggregate Certificate Stated Principal Balance                              235,178,608.79
Ending Aggregate Certificate Stated Principal Balance                                 222,312,333.32

Beginning Aggregate Loan Count                                                                   854
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   41
Ending Aggregate Loan Count                                                                      813

Beginning Weighted Average Loan Rate (WAC)                                                  6.930553%
Ending Weighted Average Loan Rate (WAC)                                                     6.930337%

Beginning Net Weighted Average Loan Rate                                                    6.679303%
Ending Net Weighted Average Loan Rate                                                       6.679087%

Weighted Average Maturity (WAM) (Months)                                                         254

Servicer Advances                                                                          10,086.16

Aggregate Pool Prepayment                                                              12,391,876.15
Pool Prepayment Rate                                                                    47.8431 CPR

----------------------------------------------------------------------------------------------------
                            Certificate Information
----------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                      91.3842457616%
Senior Prepayment Percentage                                                           93.1073966093%

Subordinate Percentage                                                                  8.6157542384%
Subordinate Prepayment Percentage                                                       6.8926033907%

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12

Certificate Account

Beginning Balance                                                                                     0.00

Deposit
Payments of Interest and Principal                                                           14,218,406.98
Liquidation Proceeds                                                                                  0.00
All Other Proceeds                                                                                    0.00
Other Amounts                                                                                         0.00
                                                                                             -------------
Total Deposits                                                                               14,218,406.98


Withdrawals
Reimbursement of Servicer Advances                                                                    0.00
Payment of Master Servicer Fees                                                                  65,667.46
Payment of Sub Servicer Fees                                                                          0.00
Payment of Other Fees                                                                            43,352.15
Payment of Insurance Premium(s)                                                                       0.00
Payment of Personal Mortgage Insurance                                                                0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                      0.00
Payment of Principal and Interest                                                            14,175,299.80
                                                                                             -------------
Total Withdrawals                                                                            14,284,319.41

Ending Balance                                                                                  -22,560.28


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                         5,888.37
Compensation for Gross PPIS from Servicing Fees                                                   5,888.37
Other Gross PPIS Compensation                                                                         0.00
                                                                                             -------------
Total Net PPIS (Non-Supported PPIS)                                                                  -0.00


Master Servicing Fees Paid                                                                       65,667.46
Sub Servicing Fees Paid                                                                               0.00
Insurance Premium(s) Paid                                                                             0.00
Personal Mortgage Insurance Fees Paid                                                                 0.00
Other Fees Paid                                                                                  43,352.15
                                                                                             -------------
Total Fees                                                                                      109,019.61

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12


----------------------------------------------------------------------------------------------------------
                             Delinquency Information
----------------------------------------------------------------------------------------------------------
Group 1
--------

Delinquency                                    30-59 Days    60-89 Days      90+ Days          Totals
-----------                                    ----------    ----------      --------         --------
Scheduled Principal Balance                    628,536.78    311,737.67       361,814.05    1,302,088.50
Percentage of Total Pool Balance                0.282727%      0.140225%        0.162750%       0.585702%
Number of Loans                                        3              1                2               6
Percentage of Total Loans                       0.369004%      0.123001%        0.246002%       0.738007%

Foreclosure
------------------------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                      0.000000%

Bankruptcy
------------------------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                      0.000000%

REO
------------------------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                      0.000000%

Book Value of all REO Loans                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%

Current Realized Losses                                                                            0.00
Additional Gains (Recoveries)/Losses                                                               0.00
Total Realized Losses                                                                        202,435.94


----------------------------------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
----------------------------------------------------------------------------------------------------------
Protection                                                                   Original           Current
----------                                                                  ---------          --------
Bankruptcy Loss                                                            158,454.00              0.00
Bankruptcy Percentage                                                        0.026450%         0.000000%
Credit/Fraud Loss                                                       11,981,310.04              0.00
Credit/Fraud Loss Percentage                                                 2.000000%         0.000000%

        THE
      BANK OF
        NEW
       YORK

   101 Barclay St., 8W
   New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                        MORTGAGE PAS THROUGH CERTIFICATES
                                 SERIES 1993-12

Protection                                               Original                Current
----------                                             ----------              ---------
Special Hazard Loss                                  8,534,380.00           4,032,659.89
Special Hazard Loss Percentage                           1.424616%              1.813961%


Credit Support                                           Original                Current
--------------                                        -----------              ---------
Class A                                            567,613,104.00         203,124,164.74
Class A Percentage                                      94.749756%             91.368824%

Class M                                              8,911,594.00           5,827,067.88
Class M Percentage                                       1.487583%              2.621118%

Class B1                                             8,000,137.00           5,231,089.00
Class B1 Percentage                                      1.335436%              2.353036%

Class B1                                             1,999,863.00           1,307,666.68
Class B1 Percentage                                      0.333830%              0.588211%

Class B2                                             2,227,707.00           1,456,648.89
Class B2 Percentage                                      0.371864%              0.655226%

Class B3                                             1,061,691.00                   0.00
Class B3 Percentage                                      0.177225%              0.000000%

Class B3                                               265,422.00                   0.00
Class B3 Percentage                                      0.044306%              0.000000%

Class B3                                                88,474.00                   0.00
Class B3 Percentage                                      0.014769%              0.000000%

Class B4                                             1,409,190.00             921,438.51
Class B4 Percentage                                      0.235231%              0.414479%

Class B5                                             3,594,394.00           2,211,452.68
Class B5 Percentage                                      0.600000%              0.994750%

Class B6                                             1,797,197.00           1,105,726.37
Class B6 Percentage                                      0.300000%              0.497375%

Class B7                                             2,096,729.15           1,127,078.58
Class B7 Percentage                                      0.350000%              0.506980%